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Exhibit 99.6

FORM OF BENEFICIAL OWNER ELECTION FORM

        I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of rights (the "Series A Rights") to purchase shares of Series A Liberty Ventures common stock, par value $0.01 per share (the "Series A Liberty Ventures Common Stock"), of Liberty Interactive Corporation (the "Company").

        In Part I of this form, I (we) instruct you whether to exercise, sell or transfer the Series A Rights distributed pursuant to the terms and subject to the conditions set forth in the prospectus dated [                                    ], 2012 (the "Prospectus").

PART I

BOX 1. ☐	Please do not exercise Series A Rights.
BOX 2. ☐	Please exercise Series A Rights as set forth below:

	Number of Series A Rights		Subscription Price		Payment
Basic Subscription Privilege:		x	$[ ]	=	$	(Line 1)
Oversubscription Privilege:		x	$[ ]	=	$	(Line 2)

        By exercising the oversubscription privilege (the "Oversubscription Privilege") with respect to my (our) Series A Rights, I (we) hereby represent and certify that I (we) have fully exercised my (our) basic subscription privilege (the "Basic Subscription Privilege") received in respect of shares of Series A Liberty Ventures Common Stock held in the below described capacity.

  Total Payment Required = $

  (Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4)

BOX 3. ☐	Payment in the following amount is enclosed:
BOX 4. ☐	Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No.
Amount to be deducted: $

Date:	, 2012	Signature

BOX 5. ☐	Please sell of my Series A Rights.
BOX 6. ☐	Please have Computershare Trust Company, N.A. effect my specific instructions that I have attached hereto and for which I have had an Eligible Institution guarantee my signature.

Signature(s):
	Signature(s):	(If held jointly)
Please type or print name(s) below:

Signature(s) Guaranteed by:
Eligible Institution

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  Exhibit 99.6
FORM OF BENEFICIAL OWNER ELECTION FORM